Exhibit 99.1

For Immediate Release

XPLORE EXTENDS ITS CREDIT FACILITY WITH SVB

Austin, TX – April 2, 2008 – Xplore Technologies Corp. (OTCBB: XLRTF, XTSE: XPL), a manufacturer of award-winning rugged tablet PCs, announced today it has extended the maturity date of its credit facility with its senior lender, Silicon Valley Bank, to March 30, 2009.  Pursuant to the amended credit agreement, Xplore may borrow up to $8 million based on levels of eligible accounts receivable and inventory.

“We are very pleased to announce the continuation of our credit relationship with Silicon Valley Bank” stated Michael J. Rapisand, Chief Financial Officer.  “We’ve had a valuable relationship with SVB since 2005 and we believe their continued commitment to Xplore is a positive reflection of their confidence in us, as well as, the extension of the facility will help support our growth and it’s the related working capital requirements” he added.

Xplore Contact Information:

Xplore: For Media or U.S. Investor Information Contact:
Martin Janis & Company, Inc. Beverly Jedynak Tel: (312) 943-1100 Email: b.jedynak-janispr@worldnet.att.net

The Toronto Stock Exchange has neither approved nor disapproved the information contained herein.

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” and similar expressions are intended to identify forward-looking statements. Such statements reflect Xplore’s current views with respect to future events and are subject to risks and uncertainties. Many factors could cause actual results to differ materially from the statements made including those factors detailed from time to time in filings made by Xplore with securities regulatory authorities. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Xplore does not intend and does not assume any obligation to update these forward-looking statements.